UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	To be assigned	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2006, Monarch Financial Holdings, Inc. (the “Company”) issued $10,000,000 of trust preferred securities (the “Capital Securities”) through the Company’s newly formed and wholly-owned special purpose finance subsidiary, Monarch Financial Holdings Trust (VA), a Delaware statutory trust (the “Trust”). The Capital Securities mature in July 2036, are redeemable at the Company’s option beginning after five years, and require quarterly distributions by the Trust to the holder of the Capital Securities at a rate equal to the three-month LIBOR rate plus 1.60%. The proceeds of the Capital Securities, along with the proceeds of the $310,000 from the issuance of common securities by the Trust to the Company, were used to purchase $10,310,000 of the Company’s floating rate junior subordinated deferrable interest debentures (the “Debentures”), the proceeds of which will be used for general operating purposes by the company and its subsidiaries.

The Debentures were issued pursuant to an indenture dated July 5, 2006, between the Company, as issuer, and Wilmington Trust Company, as trustee (the “Indenture”). Like the Capital Securities, the Debentures bear interest at a rate equal to the three-month LIBOR rate plus 1.60%. The interest payments by the Company on the Debentures will be used by the Trust to pay the quarterly distributions payable by the Trust to the holders of the Capital Securities. However, so long as no event of default, as described in the Indenture, has occurred under the Debentures, the Company may defer interest payments on the Debentures (in which case the Trust will be entitled to defer distributions otherwise due on the Capital Securities) for up to 20 consecutive quarters.

The Debentures are subordinated to the prior payment of any other indebtedness of the Company that, by its terms, is not similarly subordinated. The indenture specifically provides that the Monarch Financial Holdings, Inc. Floating Rate Junior Subordinated Deferrable Interest Debentures due 2036 shall be pari passu with the Debentures. The Debentures mature on July 5, 2036, but may be redeemed at par at the Company’s option at any time on or after July 5, 2011, or at any time prior to July 5, 2011 at a special redemption price upon certain events, such as a change in the regulatory capital treatment of the Debentures, the Trust being deemed an investment company or the occurrence of certain adverse tax events.

The Company also has entered into a Guarantee Agreement. In that agreement, the Company has agreed to guarantee the payment by the Trust of distributions on the Capital Securities, and the payment of the principal amount of the Capital Securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or the principal amount of the Capital Securities after having received interest payments or principal payments on the Debentures from the Company for the purpose of paying those distributions or the principal amount of the Capital Securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

(a) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Junior Subordinated Indenture Agreement dated July 5, 2006 by and between Monarch Financial Holdings, Inc. and Wilmington Trust Company.

10.2 Guarantee Agreement dated July 5, 2006 by and between Monarch Financial Holdings, Inc. and Wilmington Trust Company.

10.3 Amended and Restated Trust Agreement dated July 5, 2006 by and among Wilmington Trust Company, as Trustee, Monarch Financial Holdings, Inc., as Sponsor and William F. Rountree, Jr., Brad E. Schwartz, and Jeffrey F. Benson, as Administrators.

The Company’s common stock is traded over the counter under the symbol MNRK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: July 5, 2006	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President
Chief Operating and Financial Officer